UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 11, 2003

MGM MIRAGE

(Exact name of registrant as specified in its charter)

Delaware	0-16760	88-0215232
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada 89109
(Address of principal executive offices — Zip Code)

(702) 693-7120
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

MGM MIRAGE (the “Company”) is filing this Current Report on Form 8-K, which includes the Company’s consolidated financial statements for the three years ended December 31, 2002 that were originally filed in Item 8 of its Annual Report on Form 10-K for the year ended December 31, 2002 (the “Form 10-K”), to reflect the reclassification of the subsidiaries operating the Golden Nugget Las Vegas and Golden Nugget Laughlin (the “Golden Nugget Subsidiaries”) and PLAYMGMMIRAGE.COM (“Online”) as discontinued operations.

In June 2003, the Company entered into an agreement to sell the Golden Nugget Subsidiaries, including substantially all of the assets and liabilities of those resorts, for approximately $215 million, subject to certain working capital adjustments.  This transaction is expected to be completed by the end of 2003, subject to customary sales conditions and regulatory approval.  Also in June 2003, the Company ceased operations of PLAYMGMMIRAGE.com, its online gaming website, which was operated by Online.

This filing does not update the Company’s disclosures in its Form 10-K except for the effects of the reclassification discussed above.  For information on other developments regarding the Company since the filing of the Form 10-K, please refer to the Company’s reports filed under the Securities Exchange Act of 1934.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits:

	23	Independent Auditors’ Consent.

	99	Consolidated Financial Statements for the three years ended December 31, 2002, together with Independent Auditor’s Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MGM MIRAGE

By:	/s/ James J. Murren
James J. Murren, President, Chief Financial Officer and Treasurer